Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp.

Announces First Quarter Income of $3.8 million;

Asset Quality Continues to Improve

YOUNGSTOWN, Ohio (May 8, 2012) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $3.8 million, or $0.12 per diluted share, for the three months ended March 31, 2012. This represents the second consecutive quarter of profitability for the Company.

Selected first quarter results:

•	Delinquent loans declined $21.2 million from the prior quarter

•	Nonperforming loans declined $13.2 million from the prior quarter

•	Nonperforming assets declined $17.6 million from the prior quarter

•	Home Savings’ Tier 1 leverage ratio of 8.96% and the total risk based capital ratio of 15.21% both reflected increases from the prior quarter

Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “The Company has started 2012 with positive news. Net income of $3.8 million and continued improvement in asset quality reflects the progress the Company has made over the past few years. The results of the first quarter further emphasize that the hard work and dedication of management, employees and directors is truly paying off.” Bevack continued, “We recognize there is still more work to be done. We continue to move forward with our capital raising plan and achieving compliance with the recently agreed-to Consent Order.”

Asset Quality

Delinquent loans declined to $105.7 million at March 31, 2012, down $89.5 million, or 45.9%, from their high point of $195.2 million at March 31, 2010. Nonperforming loans at March 31, 2012 fell to $110.0 million, down $45.2 million, or 29.1%, from their high point of $155.1 million at June 30, 2010. Nonperforming assets dropped to $139.0 million at March 31, 2012, down $58.2 million, or 29.5%, from their high point of $197.2 million at June 30, 2010.

The provision for loan losses was $680,000 for the first quarter of 2012, as compared to $2.4 million for the fourth quarter in 2011. This $1.7 million decrease in the provision for loan losses was caused in part by a decrease in the volume of outstanding loans.

Net Interest Income and Margin

Net interest income for the three months ended March 31, 2012 was $15.9 million compared to $14.8 million for the three months ended December 31, 2011.

Total interest income decreased $909,000 in the first quarter of 2012 compared to the fourth quarter of 2011. The change is the result of a decrease of $56.4 million in the average balance of outstanding loans.

Total interest expense decreased $2.0 million for the quarter ended March 31, 2012, as compared to the quarter ended December 31, 2011. The change was attributable to a shift in deposit balances from certificates of deposit to relatively less expensive non-time deposits. The overall shift was the result of the maturity of the Company’s higher rate Step CDs. Primarily in the third quarter of 2008, Home Savings offered a 42-month time deposit product (Step CDs) to its customers in order to maintain adequate levels of liquidity as Home Savings entered into the Cease and Desist Order with regulators. While the Step CDs offered a blended rate over the 42-month term consistent with other 42-month certificates of deposit being offered in Home Savings’ market at that time, the interest rate paid on Step CDs increased in regular intervals over the life of the deposit, such that in the final six months of the deposit prior to maturity, the rate paid was 6.50%. In the first quarter of 2012, substantially all of the approximately $140.0 million Step CD’s matured.

As a result of the activity discussed above, the average net interest margin was 3.30% for the first quarter of 2012 compared with 3.04% for the fourth quarter of 2011.

Noninterest Income

Noninterest income decreased in the first quarter of 2012 to $5.1 million, as compared to $12.0 million in the fourth quarter of 2011. The decrease in noninterest income was largely driven by two gains that were reflected in the fourth quarter of 2011: a gain of $5.1 million recognized on the sale of available for sale securities, and a gain of $4.2 million recognized on the sale of four branches. These decreases were offset by an increase in service fees and other charges, which reflected the benefit of a reduction in the valuation allowance on deferred mortgage servicing rights of $948,000.

Noninterest Expense

Noninterest expense was $16.5 million in both the first quarter of 2012 and the fourth quarter of 2011. The first quarter of 2012 experienced an increase in salaries and benefits that was offset by savings in advertising and professional fees. All other noninterest expense categories remained essentially flat quarter over quarter.

Capital and Book Value

Home Savings’ Tier 1 leverage ratio was 8.96% as of March 31, 2012, as compared to 8.61% at December 31, 2011. The Bank’s total risk-based capital ratio was 15.21% at March 31, 2012, as compared to 14.57% at December 31, 2011. Tangible book value per share at March 31, 2012 was $5.77, as compared to $5.78 at December 31, 2011.

Home Savings is a wholly-owned subsidiary of the Company and operates 34 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	December 31,
	2012	2011
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$24,557	$26,573
Federal funds sold and other	20,361	27,563

Total cash and cash equivalents	44,918	54,136
Securities:
Available for sale, at fair value	530,283	459,598
Loans held for sale	17,504	12,727
Loans, net of allowance for loan losses of $34,523 and $42,271, respectively	1,325,101	1,379,276
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	20,845	19,175
Accrued interest receivable	6,622	6,741
Real estate owned and other repossessed assets	29,057	33,486
Core deposit intangible	317	346
Cash surrender value of life insurance	28,603	28,354
Other assets	12,250	10,384

Total assets	$2,041,964	$2,030,687

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,407,704	$1,440,448
Noninterest bearing	164,155	148,049

Total deposits	1,571,859	1,588,497
Borrowed funds:
Federal Home Loan Bank advances	164,116	128,155
Repurchase agreements and other	90,613	90,618

Total borrowed funds	254,729	218,773
Advance payments by borrowers for taxes and insurance	14,767	23,282
Accrued interest payable	688	610
Accrued expenses and other liabilities	9,907	10,780

Total liabilities	1,851,950	1,841,942

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 32,876,453 and 32,597,762 shares, respectively, outstanding	128,026	128,031
Retained earnings	111,727	110,681
Accumulated other comprehensive income (loss)	2,149	5,032
Treasury stock, at cost, 4,928,004 and 5,206,695 shares, respectively	(51,888)	(54,999)

Total shareholders’ equity	190,014	188,745

Total liabilities and shareholders’ equity	$2,041,964	$2,030,687

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
	(Dollars in thousands, except per share data)
Interest income
Loans	$17,656	$18,801	$22,510
Loans held for sale	100	272	66
Securities:
Available for sale	3,494	3,102	2,847
Federal Home Loan Bank stock dividends	300	267	300
Other interest earning assets	12	29	9

Total interest income	21,562	22,471	25,732
Interest expense
Deposits	4,032	5,957	6,331
Federal Home Loan Bank advances	732	748	825
Repurchase agreements and other	919	928	922

Total interest expense	5,683	7,633	8,078

Net interest income	15,879	14,838	17,654
Provision for loan losses	680	2,386	2,192

Net interest income after provision for loan losses	15,199	12,452	15,462

Non-interest income
Non-deposit investment income	541	348	354
Service fees and other charges	2,317	1,172	1,453
Net gains (losses):
Securities available for sale	414	5,133	1,313
Other -than-temporary loss on equity securities
Total impairment loss	—	(16)	(10)
Loss recognized in other comprehensive income	—	—	—

Net impairment loss recognized in earnings	—	(16)	(10)
Mortgage banking income	1,471	1,243	622
Real estate owned and other repossessed assets	(729)	(1,184)	(992)
Gain on retail branch sale	—	4,154	—
Other income	1,077	1,171	1,248

Total non-interest income	5,091	12,021	3,988

Non-interest expense
Salaries and employee benefits	8,333	7,863	7,684
Occupancy	799	794	905
Equipment and data processing	1,689	1,680	1,694
Franchise tax	438	254	469
Advertising	141	354	121
Amortization of core deposit intangible	29	33	37
Deposit insurance premiums	1,109	1,282	1,405
Professional fees	880	1,132	962
Real estate owned and other repossessed asset expenses	702	766	873
Other expenses	2,374	2,387	2,338

Total non-interest expenses	16,494	16,545	16,488

Income before income taxes	3,796	7,928	2,962
Income tax expense	—	—	—

Net income	$3,796	$7,928	$2,962

Earnings per share
Basic	$0.12	$0.25	$0.10
Diluted	0.12	0.25	0.10

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(In thousands, except per share data)
Financial Data
Total assets	$2,041,964	$2,030,687	$2,071,001	$2,102,419	$2,115,080
Total loans, net	1,325,101	1,379,276	1,437,575	1,509,399	1,620,094
Total securities	530,283	459,598	416,460	392,749	289,388
Total deposits	1,571,859	1,588,497	1,687,941	1,697,797	1,712,523
Total shareholders’ equity	190,014	188,745	182,697	183,142	177,371
Net interest income	15,879	14,838	15,625	17,058	17,654
Provision for loan losses	680	2,386	11,836	8,244	2,192
Noninterest income, excluding other-than-temporary impairment losses	5,091	12,037	1,951	5,328	3,998
Net impairment losses recognized in earnings	—	16	35	28	10
Noninterest expense	16,494	16,545	14,569	15,910	16,488
Income tax expense (benefit)	—	—	—	—	—
Net income (loss)	3,796	7,928	(8,864)	(1,796)	2,962

Share Data
Basic earnings (loss) per share	$0.12	$0.25	$(0.29)	$(0.06)	$0.10
Diluted earnings (loss) per share	0.12	0.25	(0.29)	(0.06)	0.10
Book value per share	5.78	5.79	5.90	5.91	5.73
Tangible book value per share	5.77	5.78	5.88	5.90	5.72
Market value per share	2.44	1.27	1.35	1.27	1.33
Shares outstanding at end of period	32,876	32,598	30,984	30,969	30,951
Weighted average shares outstanding—basic	32,693	31,295	30,953	30,932	30,890
Weighted average shares outstanding—diluted	23,697	31,295	30,953	30,932	30,892

Key Ratios
Return on average assets	0.74%	1.53%	-1.69%	-0.34%	0.55%
Return on average equity	7.89%	16.97%	-18.98%	-3.95%	6.56%
Net interest margin	3.30%	3.04%	3.18%	3.39%	3.50%
Efficiency ratio	77.35%	87.96%	79.67%	67.49%	77.12%

Capital Ratios
Tier 1 leverage ratio	8.96%	8.61%	8.13%	8.40%	8.44%
Tier 1 risk-based capital ratio	13.94%	13.30%	11.98%	12.20%	11.75%
Total risk-based capital ratio	15.21%	14.57%	13.25%	13.47%	13.02%
Equity to assets	9.31%	9.29%	8.82%	8.71%	8.39%
Tangible common equity to tangible assets	9.29%	9.28%	8.80%	8.69%	8.37%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$649,000	$667,375	$677,708	$693,435	$762,065
Multi-family residential*	114,493	120,991	125,370	129,767	131,246
Nonresidential*	263,891	276,198	303,165	307,702	328,772
Land*	19,735	23,222	22,172	25,515	25,624
Construction Loans
One-to four-family residential and land development	49,311	59,339	66,761	87,827	88,075
Multi-family and nonresidential*	4,527	4,528	4,528	5,524	11,201

Total real estate loans	1,100,957	1,151,653	1,199,704	1,249,770	1,346,983
Consumer Loans	231,008	238,397	245,367	266,075	272,478
Commercial Loans	26,434	30,146	35,277	38,354	45,772

Total Loans	1,358,399	1,420,196	1,480,348	1,554,199	1,665,233
Less:
Allowance for loan losses	34,523	42,271	44,162	46,223	46,415
Deferred loan costs, net	(1,225)	(1,351)	(1,389)	(1,423)	(1,276)

Total	33,298	40,920	42,773	44,800	45,139

Loans, net	$1,325,101	$1,379,276	$1,437,575	$1,509,399	$1,620,094

* Categories are considered commercial real estate

	At or for the quarters ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$129,795	$119,298	$120,115	$112,412	$110,711
Non-interest bearing checking accounts	164,155	148,049	152,577	138,752	144,362

Total checking accounts	293,950	267,347	272,692	251,164	255,073
Savings accounts	256,628	234,828	249,426	245,838	234,295
Money market accounts	339,824	314,907	327,751	322,955	318,395

Total non-time deposits	890,402	817,082	849,869	819,957	807,763
Retail certificates of deposit	681,457	771,415	838,073	877,840	904,760

Total certificates of deposit	681,457	771,415	838,073	877,840	904,760

Total deposits	$1,571,859	$1,588,497	$1,687,942	$1,697,797	$1,712,523

Certificates of deposit as a percent of total deposits	43.35%	48.56%	49.65%	51.70%	52.83%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$42,271	$44,162	$46,223	$46,415	$50,883
Provision	680	2,386	11,836	8,244	2,192
Net chargeoffs	(8,428)	(4,277)	(13,897)	(8,436)	(6,660)

Ending balance	$34,523	$42,271	$44,162	$46,223	$46,415

Net Charge-offs
Real Estate Loans
One-to four-family	$762	$366	$1,380	$501	$924
Multi-family	68	203	14	1,451	163
Nonresidential	2,579	975	3,693	1,873	1,038
Land	1,776	217	281	233	504
Construction Loans
One-to four-family residential and land development	2,098	1,874	6,737	1,159	2,295
Multi-family and nonresidential	—	—	—	101	—

Total real estate loans	7,283	3,635	12,105	5,318	4,924
Consumer Loans	745	493	864	642	856
Commercial Loans	400	149	928	2,476	880

Total	$8,428	$4,277	$13,897	$8,436	$6,660

	At or for the quarters ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$23,721	$26,637	$27,250	$28,776	$29,062
Multi-family residential	5,411	5,860	6,517	6,414	8,239
Nonresidential	41,871	42,902	44,243	36,382	37,353
Land	8,472	11,142	11,655	8,316	6,722
Construction Loans
One-to four-family residential and land development	22,455	27,104	31,166	43,389	46,139
Multi-family and nonresidential	—	—	—	382	382

Total real estate loans	101,930	113,645	120,831	123,659	127,897
Consumer Loans	6,165	6,620	5,890	5,781	4,224
Commercial Loans	1,813	2,830	7,361	9,650	13,735

Total Loans	$109,908	$123,095	$134,082	$139,090	$145,856

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$91,153	$104,812	$102,890	$122,856	$112,705
Past due 90 days and still accruing	303	39	3	1,121	2,868

Past due 90 days	91,456	104,851	102,893	123,977	115,573
Past due less than 90 days and on nonaccrual	18,452	18,244	31,189	15,112	30,283

Total Nonperforming Loans	109,908	123,095	134,082	139,089	145,856
Other Real Estate Owned	28,517	32,946	37,697	43,009	42,386
Repossessed Assets	540	540	619	676	487

Total Nonperforming Assets	$138,965	$156,581	$172,398	$182,774	$188,729

Total Troubled Debt Restructured Loans
Accruing	$35,657	$33,146	$30,784	$30,546	$30,129
Non-accruing	15,161	17,752	16,932	28,066	24,420

Total	$50,818	$50,898	$47,716	$58,612	$54,549